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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 7 to Registration Statement No. 333-138182 of our report dated March 5, 2007 relating to the consolidated financial statements and related financial statement schedules of Flagstone Reinsurance Holdings Limited and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche

Hamilton, Bermuda
March 26, 2007

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM